Exhibit 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of InspireMD, Inc. (the “Company”) for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig Shore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: November 7, 2022	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)